UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2015

QUIDEL CORPORATION (Exact name of Registrant as specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10961 (Commission File Number)	94-2573850 (IRS Employer Identification No.)

12544 High Bluff Drive, Suite 200 San Diego, California (Address of Principal Executive Offices)		92130 (Zip Code)
Registrant's telephone number, including area code: (858) 552-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) (e)     On June 17, 2015, Mr. Mark Smits notified Quidel Corporation (the “Company”) of his decision to resign and retire from his position with the Company as Senior Vice President, Commercial Operations, North America. The effective date of Mr. Smits’s resignation from his position is June 30, 2015. In connection with Mr. Smits’s anticipated transition and retirement, the Company and Mr. Smits have entered into an agreement (the “Transition Agreement”), dated as of June 18, 2015, setting forth the parties’ understandings as to Mr. Smits’s employment prior to his End Date (as defined below) and each party’s commitments and obligations on and after such date.
Under the Transition Agreement, Mr. Smits will remain an “at-will” employee of, and will continue employment with, the Company through the earlier of (i) Mr. Smits’s start date of employment with another company, as may be applicable (i.e., Mr. Smits’s voluntary termination) or (ii) October 10, 2015 (the “End Date”). Mr. Smits will continue in his current capacity as Senior Vice President, Commercial Operations, North America until June 30, 2015. From July 1, 2015 through the End Date, Mr. Smits will serve as a special advisor to the Company’s Chief Executive Officer.
Mr. Smits’s salary will continue at fifty percent (50%) of his level currently in effect through the End Date, except in the case that the End Date is prior to October 10, 2015, due to Mr. Smits’s employment start date with another company, in which case the Company shall have no further obligations to pay Mr. Smits. Mr. Smits’s employee benefits shall continue through the End Date at the same levels as are currently in effect, provided, however, that he shall not receive any further grants of equity incentive awards nor shall he be eligible to participate in any bonus plans applicable to fiscal year 2015 or any year thereafter. Mr. Smits’s current outstanding equity awards shall, during his continuing employment, continue to vest and be governed in accordance with the applicable equity incentive plans and specific equity award grant documentation. Such payments and benefits are payable only if Mr. Smits delivers and does not revoke a customary waiver and release of claims and is not terminated for cause, as defined in the Transition Agreement.
The description of the Transition Agreement provided above is qualified in its entirety by reference to the full text of the Transition Agreement attached as Exhibit 10.1 hereto and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description of Exhibit

10.1	Transition Agreement, dated as of June 18, 2015, between Quidel Corporation and Mark Smits.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 18, 2015

QUIDEL CORPORATION

By:	/s/ Randall J. Steward
Name:	Randall J. Steward
Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Transition Agreement, dated as of June 18, 2015, between Quidel Corporation and Mark Smits.